UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                    January 26, 2007
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
      On January 26, 2007, Park National Corporation (“Park”) issued a news release and reported a correction to net income for the fourth quarter and for the full year of 2006, which had previously been reported in Park’s news release issued on Tuesday, January 16, 2007. Park’s January 16, 2007 news release was included as Exhibit 99.1 to the Current Report on Form 8-K of Park dated January 16, 2007. Park’s net income (as a result of this correction) decreased by $1.256 million for both the three and twelve month periods ended December 31, 2006, as compared to Park’s net income as reported in the January  16, 2007 news release. In the January 26, 2007 news release, Park reported earnings (as corrected) for the three and twelve month periods ended December 31, 2006.
     The correction of net income for the three and twelve month periods ended December 31, 2006 was due to a problem in Park’s data processing system pertaining to accrued interest receivable on loans. Management discovered earlier this week that certain previously charged-off loans were accruing interest income. On Park’s data processing system, a loan that is charged-off also needs to be coded as nonaccrual for the data processing system to not accrue interest on these loans. Primarily, one of Park’s subsidiary banks has not been following this procedure on installment loans for approximately the past ten years. Management has concluded that accrued interest receivable on loans was overstated by $1.933 million at year-end 2006 and as a result interest income on loans was overstated on a cumulative basis by the same amount of $1.933 million. Management also concluded that the overstatement of accrued interest receivable on loans and the related overstatement of interest income on loans is not material to any previously issued financial statements. Accordingly, Park recorded a cumulative adjustment of $1.933 million in the fourth quarter of 2006 to reduce accrued interest receivable on loans and reduce interest income on loans. On an after-tax basis, this adjustment reduced Park’s net income by $1.256 million for the three and twelve months ended December 31, 2006 and reduced diluted earnings per share by $.09 for the three and twelve months ended December 31, 2006, as compared to net income and diluted earnings per share that was previously reported by Park on January 16, 2007.
      In the January 26, 2007 news release, Park reported earnings (as corrected) for the three and twelve month periods ended December 31, 2006. A copy of the news release issued by Park on January 26, 2007 is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 26, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: January 26, 2007	By:	/S/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated January 26, 2007
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 26, 2007.

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